Exhibit 21.1

Subsidiaries of Registrant

State of
Incorporation/
Subsidiary	Organization	Country

Accendra Health, Inc.

Accendra Holdings, LLC

Apria Healthcare Group LLC

Apria Healthcare LLC

Apria Holdco LLC

Apria, Inc.

Barista Acquisition I, LLC

Barista Acquisition II, LLC

Byram Healthcare Centers, Inc.

Byram Holdings I, Inc.

Clinical Care Services, L.L.C.

CPAP Sleep Store LLC

Diabetes Specialty Center, L.L.C.

DMEhub LLC

Fusion 5 Inc.

Healthy Living Home Medical LLC

Lite Run Investment Holdings, LLC

Lofta, Inc.

O&M Byram Holdings, GP

O&M Funding LLC

O&M IT Holdings I, Inc.

O&M IT Holdings II, Inc.

O&M-Bermuda Insurance Co. Ltd.

Owens & Minor India Private Limited

Owens & Minor Ventures, LLC

Owens & Minor, Inc. Executive Deferred Compensation Trust

PD Support Services Holding Co I, Inc.

PD Support Services Holding Co II, Inc.

Piedra Support Services Mexico, S. de R.L. de C.V.

Virginia

Virginia

Delaware

Delaware

Delaware

Delaware

Virginia

Virginia

New Jersey

New Jersey

Utah

Delaware

Utah

Delaware

Delaware

Delaware

Virginia

California

Delaware

Delaware

Virginia

Virginia

N/A

N/A

Virginia

Virginia

Virginia

Virginia

N/A

USA USA USA USA USA USA USA USA USA USA USA USA USA USA USA USA USA USA USA USA USA USA Bermuda India USA USA USA USA Mexico